Exhibit l
October 17, 2006
Hercules Technology Growth Capital, Inc.
525 University Avenue, Suite 700
Palo Alto, CA 94301
Ladies and Gentlemen:
     We have acted as counsel to Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Company”), in connection with a registration statement on Form N-2, File No. 333-136918 (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Act”), relating to (i) the offering from time to time by the Company of up to 8,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) the sale by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of an aggregate of 444,150 shares of the Company’s common stock, par value $0.001 per share, in connection with the offering described in the Registration Statement, which shares have been issued and are outstanding (the “Selling Shareholder Shares”). The Registration Statement provides that the Common Stock may be offered in amounts, at prices, and on terms to be set forth in one or more supplements (each a “Prospectus Supplement”) to the final prospectus (the “Prospectus”).
     We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s charter (the “Charter”) and its bylaws (the “Bylaws”), (ii) resolutions of the board of directors of the Company (the “Board”) relating to the authorization of the preparation and filing of the Registration Statement and approving the offer and issuance of the Common Stock, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.
     In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.
     To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.
     We assume that the issuance, sale and amount of the Common Stock to be offered from time to time will be authorized and determined by proper action of the Board in accordance with the parameters described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s charter and bylaws and with applicable Maryland law.
     This opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the General Corporation Law of Maryland.
     Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

     1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland.
     2. Upon due authorization by Board Action of the issuance of the Common Stock, and upon the consummation of the sale of the Common Stock and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.
     3. The Selling Shareholder Shares have been duly authorized and validly issued, and are fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP Sutherland Asbill & Brennan LLP